EXHIBIT 11(B)

                             HILITE INDUSTRIES, INC.
                 CALCULATION OF FULLY-DILUTED EARNINGS PER SHARE


                                                Three Months Ended            Nine Months Ended
                                                     March 31,                    March 31,
                                            --------------------------   --------------------------
                                                1996           1995          1996           1995
                                            -----------    -----------   -----------   -----------
                                                    (Unaudited)                 (Unaudited)
Weighted average number of common
  shares outstanding ....................     4,900,000      4,900,000     4,900,000     4,900,000
Incremental weighted average shares
  associated with stock options and other
  common stock equivalents ..............         4,087           --           1,343          --
                                            -----------    -----------   -----------   -----------
                                              4,904,087      4,900,000     4,901,343     4,900,000
                                            ===========    ===========   ===========   ===========
Net income ..............................   $   710,546    $   966,769   $ 2,770,362   $ 2,747,250
                                            ===========    ===========   ===========   ===========

FULLY-DILUTED EARNINGS PER SHARE:
Earnings per weighted average share .....   $       .15    $       .20   $       .57    $      .56
  outstanding

Effect of incremental weighted average
  shares associated with stock options
  and other common stock equivalents ....          (.01)          --            (.01)         --
                                            -----------    -----------   -----------   -----------
Fully-diluted earnings per share ........   $       .14    $       .20   $       .56   $       .56
                                            ===========    ===========   ===========   ===========